UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

June 17, 2015

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama			35203
(Address of principal executive offices)			(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2015, Energen Corporation (“Energen”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”). The Underwriting Agreement relates to a public offering and sale by Energen (the “Offering”) of 5,700,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a price to the Underwriter of $70 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, Energen granted the Underwriter a 30-day option to purchase up to an additional 855,000 shares of Common Stock on the same terms (the “Option”).

The Offering closed on June 22, 2015. Energen received net proceeds of approximately $399.0 million (after deducting the Underwriter’s discount) from the Offering. Energen intends to use the net proceeds from the Offering to fund a slight increase in drilling activity in the second half of 2015 and, more significantly, to begin a multi-year acceleration of development activities in 2016, with capital investments in 2016 of $1 billion or more (subject to market conditions); net proceeds also may be used for other general corporate purposes, including the acquisition of proved and unproved leasehold. Pending such uses, Energen intends to use the net proceeds from this Offering to repay borrowings outstanding under its credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements by Energen and customary conditions to closing, obligations of the parties and termination provisions. Energen has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering was made pursuant to Energen’s effective automatic shelf registration statement on Form S-3 (File No. 333-203914), filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2015 (the “Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the Commission on May 6, 2015, a preliminary prospectus supplement, filed with the Commission on June 17, 2015, and a final prospectus supplement, filed with the Commission on June 19, 2015 (collectively, the “Prospectus”).

In the ordinary course of its business, the Underwriter (directly or through affiliates) has engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services to Energen and its affiliates for which it has in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summary of the material terms of the Underwriting Agreement is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 1.1. In the event of any discrepancy between the preceding summary and the text of the Underwriting Agreement, the text of the Underwriting Agreement shall control.

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 17, 2015, Energen announced that it had commenced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 17, 2015, Energen announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of Energen’s filings under the Securities Act or the Exchange Act.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated June 17, 2015, by and between Energen Corporation and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).

99.1	Press release of Energen Corporation dated June 17, 2015.

99.2	Press release of Energen Corporation dated June 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

June 22, 2015	By	/s/ Charles W. Porter, Jr.
Charles W. Porter, Jr.
Vice President, Chief Financial Officer and Treasurer of Energen Corporation

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated June 17, 2015, by and between Energen Corporation and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Bradley Arant Boult Cummings LLP.

23.1	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).

99.1	Press release of Energen Corporation dated June 17, 2015.

99.2	Press release of Energen Corporation dated June 17, 2015.